Exhibit 4.15



                              AK STEEL CORPORATION
                  (AK STEEL HOLDING CORPORATION, as Guarantor)

                            ------------------------


                             SUPPLEMENTAL AGREEMENT

                            Dated as of July 28, 1999

                                  amending the

             Note Purchase Agreements dated as of December 17, 1996


                            ------------------------


                   Senior Secured Notes, Series A-E, due 2004










NY2:\830467\01\HSSJ01!.DOC\38055.0020

                              AK STEEL CORPORATION
                          AK STEEL HOLDING CORPORATION

                             SUPPLEMENTAL AGREEMENT

                               as of July 28, 1999

                 Re: Senior Secured Notes, Series A-E, due 2004

TO THE SEVERAL NOTEHOLDERS WHOSE
      NAMES APPEAR IN THE ACCEPTANCE
      FORM AT THE END HEREOF

Ladies and Gentlemen:

                     AK STEEL CORPORATION, a Delaware corporation (the "COMPANY"), and AK STEEL HOLDING CORPORATION, a Delaware corporation ("HOLDING" and, together with the Company, individually an "OBLIGOR" and collectively the "OBLIGORS"), hereby agree with you as follows:

                     SECTION 1. Original Note Purchase Agreements and the Notes; Proposed Amendments. Pursuant to the several Note Purchase Agreements dated as of December 17, 1996 (the "ORIGINAL NOTE PURCHASE AGREEMENTS") entered into by the Obligors with the institutional investors named in Schedule A thereto, the Company issued and sold $250,000,000 aggregate principal amount of its Senior Secured Notes, Series A-E, due 2004 (the "NOTES"), all of which remain outstanding on the date hereof. Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Original Note Purchase Agreements.

                     The Obligors have entered into an Agreement and Plan of Merger, dated as of May 20, 1999, as amended (the "MERGER AGREEMENT"), with Armco Inc. ("ARMCO") pursuant to which Armco will be merged with and into the Company and the separate corporate existence of Armco will cease (the "MERGER"). In connection therewith the Company has solicited consents from the holders of its 9 1/8% Senior Notes Due 2006 and its 7 7/8% Senior Notes Due 2009 pursuant to a Consent Solicitation Statement dated July 19, 1999 (THE "HIGH YIELD NOTES CONSENT SOLICITATION"). In connection therewith the Obligors also propose to amend the Original Note Purchase Agreements as hereinafter set forth (the Original Note Purchase Agreements as so amended are sometimes called the "AMENDED NOTE PURCHASE AGREEMENTS"), to permit certain adjustments to Consolidated Net Income in connection with permitted Restricted Payments, to eliminate the requirement that certain Subsidiaries execute and deliver Subsidiary Guarantees and to permit the Company and its Subsidiaries to continue to engage in certain lines of business after giving effect to the Merger.

                     SECTION 2. Representations and Warranties of the Obligors. The Obligors jointly and severally represent and warrant to you as follows:

                     Section 2.1. Organization, Authorization, Etc. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to execute, deliver and perform its obligations under this Supplemental Agreement and the Amended Note Purchase Agreements.

                     The execution and delivery of this Supplemental Agreement and the performance of this Supplemental Agreement and the Amended Note Purchase Agreements have been duly authorized by all necessary action on the part of each Obligor. This Supplemental Agreement and the Amended Note Purchase Agreements are legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     Section 2.2. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Supplemental Agreement and the Amended Note Purchase Agreements do not and will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Obligors or any of their respective Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Obligors or any of their respective Subsidiaries is bound or by which the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Obligors or any of their respective Subsidiaries or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Obligors or any of their respective Subsidiaries.

                     Section 2.3. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by either of the Obligors of this Supplemental Agreement.

                     Section 2.4. No Default, etc. No Event of Default or Default has occurred and is continuing, and neither Obligor nor any of their respective Subsidiaries is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Obligors (except pursuant to this Supplemental Agreement and the High Yield Notes Consent Solicitation) or any of their respective Subsidiaries for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

                     Section 2.5. No Undisclosed Fees. Neither Obligor has, directly or indirectly, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any holder of Notes


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or other Indebtedness in order to induce such holder to enter into this
Supplemental Agreement or give its consent as requested by the High Yield Notes Consent Solicitation or take any other action in connection with the transactions contemplated hereby, nor has either Obligor agreed to make any such payment, except as contemplated by the High Yield Notes Consent Solicitation and
Section 5.7 of this Supplemental Agreement.

                     SECTION 3.Representation of the Noteholder. You represent to the Obligors that you are the beneficial owner of Notes of the series and in the aggregate unpaid principal amount or amounts set forth below your name in the acceptance form of this Supplemental Agreement.

                     Section 4.Amendments of Original Note Purchase Agreements, Etc. The Original Note Purchase Agreements are amended pursuant to Section 18 thereof, as follows:

                     A. Section 1.3(b) is amended to read as follows:

                               "(b) The obligations of the Obligors hereunder
                     and under the Other Agreements (including without limitation the obligations of Holding under the Parent Guarantee) and the Notes will be unconditionally guaranteed from time to time by certain Subsidiaries as provided in
                     Section 9.6, in each case pursuant to a subsidiary guarantee substantially in the form of Exhibit 1.3 (individually a `SUBSIDIARY GUARANTEE' and collectively the `SUBSIDIARY GUARANTEES')."

                     B. Section 9.6 is amended by changing the first sentence thereof to read as follows:

           "Forthwith after any Person becomes a Subsidiary (other than a Non-Recourse Subsidiary or a Non-Guarantor Subsidiary) after July 1, 1999 or any other Subsidiary that at the time is a Non-Guarantor Subsidiary becomes a guarantor of any Debt of an Obligor, the Company will cause such Person or Subsidiary to execute and deliver a Subsidiary Guarantee and promptly and in any event within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Weil Gotshal & Manges LLP or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms."

                     C. A new Section 9.8 is added to read as follows:

                              "9.8.  Lines of Business.

                              The Company and its Subsidiaries taken as a whole
                     will at all times remain principally engaged in the business, or any business reasonably related thereto, in which the Company and its Subsidiaries were engaged on the date of this Agreement."


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                     D. Clause (i) of Section 10.6(b) is amended by changing
           "Consolidated Net Income", appearing twice in said clause, to "Adjusted Consolidated Net Income".

                     E. Section 10.7(d) is amended to read as follows:

                              "(d) in the case of any such transaction involving
                     a Subsidiary, if the surviving corporation is not the Company or such Subsidiary, the surviving corporation (i) shall be Controlled by the Company at least to the same extent as such Subsidiary and (ii) shall either qualify as a Non-Guarantor Subsidiary or have executed and delivered to each holder of the Notes a Subsidiary Guarantee and otherwise complied with the requirements of Section 9.6;"

                     F. Section 10.9 is amended to read as follows:

                              "10.9.  Holding Business and Ownership of Assets.

                                    Holding will not engage in any business and
                           will not own any assets other than the outstanding common stock of the Company."

                     G. Schedule B is amended by adding new definitions of "Adjusted Consolidated Net Income" and "Non-Guarantor Subsidiary" to read respectively as follows:

                              "`ADJUSTED CONSOLIDATED NET INCOME' for any period
                     means Consolidated Net Income plus any amounts deducted from gross revenues in determining such Consolidated Net Income on account of special charges, costs and other expenses (including restructuring charges and associated investment banking, legal, accounting, printing and related fees and expenses) recorded by the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries), and related tax effects, in connection with the merger of Armco Inc. with and into the Company pursuant to an Agreement and Plan of Merger dated as of May 20, 1999, as it may be amended, among Holding, the Company and Armco Inc. and any other merger or other business combination transaction involving the Company or any Subsidiary (other than a Non-Recourse Subsidiary), to the extent that any such charges, costs and other expenses are not permitted under GAAP to be capitalized and amortized over future periods, in each case in respect of which the Company or Holding has delivered to the holders of all Notes, at the time such special charges, costs and other expenses are recorded, an Officer's Certificate setting forth in reasonable detail such special charges, costs and other expenses."

                     * * * *

                              "`NON-GUARANTOR SUBSIDIARY' means, at any date, a
                     Subsidiary (other than a Non-Recourse Subsidiary) that is not a guarantor of any Debt of an Obligor."


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                     Section 5. Effectiveness of this Supplemental Agreement.
This Supplemental Agreement will become effective on the date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied:

                     Section 5.1. Proceedings. All proceedings taken by the Obligors in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

                     Section 5.2. Execution of this Supplemental Agreement. Counterparts of this Supplemental Agreement shall have been executed and delivered by the Obligors and the Required Holders.

                     Section 5.3. Representations and Warranties. The representations and warranties of the Obligors contained in Section 2 of this Supplemental Agreement shall be true on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, and you shall have received a certificate of a senior financial officer of each Obligor, dated the Effective Date, to such effect.

                     Section 5.4. Consummation of Merger. The Merger shall have been consummated substantially in accordance with the terms of the Merger Agreement.

                     Section 5.5. New Subsidiary Guarantee. A Subsidiary Guarantee, dated on or before the Effective Date, shall have been executed and delivered to you by Douglas Dynamics, L.L.C., substantially in the form of
Exhibit 1.3 to the Original Note Purchase Agreements, and the Company shall have complied with the requirements of Section 9.6 of the Amended Note Purchase Agreements in connection therewith.

                     Section 5.6. Opinion of Counsel. You shall have received an opinion, dated the Effective Date, addressed to you and otherwise satisfactory in scope and substance to you, from Weil, Gotshal & Manges LLP, substantially in the form set forth in Annex A attached hereto, and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

                     Section 5.7. Payment of Fees. The Company shall have paid
(a) to you and each other holder of a Note, by wire transfer as provided in Schedule A to the Original Note Purchase Agreements (or to you in such other manner or to such other address as you shall have specified in writing to the Company at least one Business Day before the Effective Date) an amendment fee equal to the greater of (i) 0.125% of the unpaid principal amount of the Notes respectively held by you and such other holder as set forth below your and their names in the acceptance form of this Supplemental Agreement and (ii) the highest consent fee (expressed as a percentage of the unpaid principal amount of the affected senior notes) paid by either Obligor in connection with the High Yield Note Consent Solicitations, and (b) the fees and disbursements of your special counsel as contemplated by Section 6 of this Supplemental Agreement.

                     At least one Business Day prior to the date on which the Company proposes to pay the amendment fee pursuant to this Section 5.7, the Company will advise Credit Suisse First Boston ("CFSB") of the date of such


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anticipated payment and request that CFSB communicate that information (either orally or in any manner contemplated by Section 19 of the Original Note Purchase Agreements) to you and each other holder of a Note, provided that (a) the communication of that information shall not be deemed a condition precedent to the effectiveness of this Supplemental Agreement and (b) the failure on the part of the Company to so advise CFSB or CFSB to communicate that information to the holders of the Notes shall not, in either case, be deemed to constitute a breach of this Supplemental Agreement or the Amended Note Purchase Agreement for any purpose whatsoever or otherwise give rise to any liability on the part of the Company or CFSB in favor of you or any other holder of the Notes.

                     Section 6.Expenses. Without limiting the generality of
Section 16.1 of the Amended Note Purchase Agreements, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement and reimburse you for your reasonable out-of-pocket expenses in connection with the foregoing.

                     In furtherance of the foregoing, on the Effective Date the Company will pay or cause to be paid the reasonable fees and disbursements of Willkie Farr & Gallagher which are reflected in the statement of Willkie Farr & Gallagher delivered to the Company prior to the Effective Date. The Company will also pay promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of Willkie Farr & Gallagher in connection with the transactions contemplated hereby (including disbursements unposted as of the Effective Date).

                     Section 7.Ratification. Except as amended hereby, the Original Note Purchase Agreements are in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

                     Section 8.Counterparts. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     Section 9.Governing Law. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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                     If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the Company and Holding, subject to becoming effective as hereinabove provided.

                                   AK STEEL CORPORATION

                                   By         /s/ James L. Wainscott
                                         --------------------------------------
                                             Vice President, Treasurer
                                             and Chief Financial Officer


                                   AK STEEL HOLDING CORPORATION

                                   By         /s/ James L. Wainscott
                                         --------------------------------------
                                             Vice President, Treasurer
                                             and Chief Financial Officer


ACCEPTED AND AGREED:

NOTEHOLDERS:


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By          /s/ Steve Brausa
          --------------------------------------
           Managing Director

Principal Amount of Notes Held: $50,000,000 (Series A)
Principal Amount of Notes Held: $50,000,000 (Series E)

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By          /s/ Mark A. Ahmed
          --------------------------------------
           Managing Director

Principal Amount of Notes Held: $9,875,000 (Series B)
Principal Amount of Notes Held: $9,875,000 (Series E)



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MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, ITS INVESTMENT MANAGER

By          /s/ Mark A. Ahmed
          --------------------------------------
           Managing Director

Principal Amount of Notes Held: $1,500,000 (Series B)
Principal Amount of Notes Held: $1,500,000 (Series E)


CM LIFE INSURANCE COMPANY

By          /s/ Mark A. Ahmed
          --------------------------------------
           Managing Director

Principal Amount of Notes Held: $1,125,000 (Series B)
Principal Amount of Notes Held: $1,125,000 (Series E)


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By          /s/ Richard A. Strait
          --------------------------------------
         Authorized Representative

Principal Amount of Notes Held: $12,500,000 (Series A)
Principal Amount of Notes Held: $12,500,000 (Series E)


LIFE INSURANCE COMPANY OF GEORGIA

By         ING INVESTMENT MANAGEMENT LLC, ITS AGENT

           By         /s/ Randal W. Ralph
                     --------------------------
                     Vice President

Principal Amount of Notes Held: $2,500,000 (Series A)
Principal Amount of Notes Held: $2,500,000 (Series D)


SOUTHLAND LIFE INSURANCE COMPANY

By         ING INVESTMENT MANAGEMENT LLC, ITS AGENT

           By         /s/ Randal W. Ralph
                     --------------------------
                     Vice President

Principal Amount of Notes Held: $2,500,000 (Series A)
Principal Amount of Notes Held: $2,500,000 (Series D)



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SECURITY LIFE OF DENVER INSURANCE COMPANY

By         ING INVESTMENT MANAGEMENT LLC, ITS AGENT

           By         /s/ Randal W. Ralph
                     --------------------------
                     Vice President

Principal Amount of Notes Held: $2,500,000 (Series A)
Principal Amount of Notes Held: $2,500,000 (Series D)
Principal Amount of Notes Held: $6,000,000 (Series E)


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By          /s/ C. Scott Inglis
          --------------------------------------
           Investment Officer

Principal Amount of Notes Held: $2,500,000 (Series C)
Principal Amount of Notes Held: $12,500,000 (Series E)


THE FRANKLIN LIFE INSURANCE COMPANY

By          /s/ C. Scott Inglis
          --------------------------------------
           Investment Officer

Principal Amount of Notes Held: $10,000,000 (Series C)


ALLSTATE LIFE INSURANCE COMPANY

By          /s/ Jerry D. Zinkula
          --------------------------------------
           Authorized Signatory


By          /s/ Patricia W. Wilson
          --------------------------------------
           Authorized Signatory

Principal Amount of Notes Held: $15,000,000 (Series E)



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CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By         CIGNA INVESTMENTS, INC.

By          /s/ Thomas P. Shea
          --------------------------------------
           Managing Director

Principal Amount of Notes Held: $3,500,000 (Series C)
Principal Amount of Notes Held: $3,500,000 (Series E)

LIFE INSURANCE COMPANY OF NORTH AMERICA

By         CIGNA INVESTMENTS, INC.

           By         /s/ Thomas P. Shea
                     --------------------------
                     Managing Director

Principal Amount of Notes Held: $1,000,000 (Series C)
Principal Amount of Notes Held: $1,000,000 (Series E)


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By          /s/ Anthony C. Urick
          --------------------------------------
           Second Vice President

Principal Amount of Notes Held: $4,000,000 (Series E)


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By          /s/ Debra Svoboda Epp
          --------------------------------------
           Counsel


By          /s/ Clint Woods
          --------------------------------------
           Counsel

Principal Amount of Notes Held: $10,000,000 (Series A)
Principal Amount of Notes Held: $10,000,000 (Series E)



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THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:    Lincoln Investment Management Inc.,
       its Attorney-in-Fact

By          /s/ Matthew Toms
          --------------------------------------
           Second Vice President

Principal Amount of Notes Held: $3,000,000 (Series C)
Principal Amount of Notes Held: $3,000,000 (Series E)












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                                                                      ANNEX A
                                                   (to Supplemental Agreement)


                       OPINION OF COUNSEL FOR THE COMPANY

                     The following opinions are to be provided by counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Supplemental Agreement.

                               Each Obligor is a corporation validly existing
                     under the laws of the State of Delaware and has all requisite power and authority to execute and deliver the Supplemental Agreement and to perform the provisions thereof.

                               The Supplemental Agreement has been duly
                     authorized, executed and delivered by the Obligors and constitutes a legal, valid and binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms.

                               No consent, approval or authorization of, or
                     registration, filing or declaration with, any Governmental Body is required on the part of either Obligor for the validity of the execution and delivery or for the performance by the Company of the Supplemental Agreement, except for federal and state securities or blue sky laws, as to which we express no opinion, and those already obtained.

                               The consummation of the transactions contemplated
                     by the Supplemental Agreement and the performance of the terms and provisions of the Supplemental Agreement do not and will not (i) conflict with the Certificate of Incorporation or by-laws of either Obligor or their respective Subsidiaries, (ii) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or their respective Subsidiaries under, any material indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument known to us, after due inquiry, to which either Obligor or their respective Subsidiaries is a party or by which either Obligor or their respective Subsidiaries or any of their respective properties may be bound or affected, or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or their respective Subsidiaries and known to us or violate any provision of any law, statute, rule or regulation of any Governmental Authority applicable to either Obligor or their respective Subsidiaries.

                               [Opinions pursuant to Section 9.6 regarding the
                     Subsidiary Guarantee of Douglas Dynamics, L.L.C.]

                                     * * * *

                     This opinion is given solely for your benefit, and for the benefit of the institutional investor holders from time to time of the Notes held by you, in connection with the transactions contemplated by the

Supplemental Agreement, and may not be relied upon by any other person for any purpose without our prior written consent.


















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